                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of The MTVi Group, Inc. of our report on the consolidated financial statements of The MTVi Group, L.P. at December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999, dated March 28, 2000 which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP
                                          --------------------------------------
New York, New York

March 29, 2000